UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2004

XETA Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           918-664-8200

(Former name or address, if changed since last report.)

Item 5.

The Company intends to file an amendment to its Form 10-K for the fiscal year ended October 31, 2003, filed with the Commission on January 16, 2004, and its Form 10-Q for the fiscal quarter ended January 31, 2004, filed with the Commission on March 2, 2004, to correct an error in a footnote to the financial statements with regard to the disclosure for “Stock-Based Compensation Plans.”  The correction and corresponding amendment to the Form 10-K and Form 10-Q will not result in a restatement of the Company’s reported earnings, its financial condition, cash flows, or stockholders’ equity.

In accordance with the provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123) and SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123”, the Company accounts for stock-based employee compensation under the intrinsic value method, an alternative to the fair value method allowed by SFAS 123.  Under this method, the Company discloses the pro forma effect of issued stock options as if the expense had been recorded in the financial statements.  The Company recently discovered that it had misapplied one of the provisions of SFAS 123 relating to the amortization period to be used when computing the pro forma impact of the stock options.  Specifically, the Company has been amortizing the pro forma effect of the stock options over their expected life, estimated to be six years, rather than their vesting period, generally three years.   The Form 10-K amendment will correct the pro forma net income and pro forma earnings per share disclosures, found in Footnote 1 to the Consolidated Financial Statements under the caption “Stock-Based Compensation Plans”.  The Form 10-Q amendment will correct the pro forma net income and pro forma earnings per share disclosures, found in Footnote 2 to the Consolidated Financial Statements, under the caption “Stock-Based Compensation Plans.”

When issuing stock options, the Company considers: the effect of such options on the Company’s financial statements; the dilutive impact of the options to existing shareholders; and the employee incentive benefits it receives from issuing stock options.  If, as assumed by the disclosure required by SFAS 123, the Company had to record an expense in its operating statement for stock options, the Company would take this into account and would likely adjust its employee compensation plans. Such adjustments could include grants of fewer stock options or no stock options, grants of unvested shares of common stock, and/or additional cash compensation.  In fact, in anticipation of new accounting rules currently proposed which would require all issuers to record in their financial statements the expensing of stock options, the Company has recently adopted an employee stock incentive plan approved by its shareholders that provides for the issuance of a broad range of equity-based incentives.  This new stock incentive plan provides the Company with more flexibility to administer its employee incentive programs and manage the impact of such programs on the Company’s financial statements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA TECHNOLOGIES, INC.
(Registrant)

Dated: June 4, 2004	By:	/s/ ROBERT B. WAGNER

Robert B. Wagner Chief Financial Officer

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